{VEO471851.DOC;1/60577.042001/}
                         CONSENT OF INDEPENDENT AUDITOR


  I consent to the reference to my firm under the captions "Accountants On Accounting and Financial Disclosure" and " Interests of Named Experts and Counsel" and to the use of my report dated March 31,2001 in the Registration Statement on Form SB-2 and related Prospectus of Ornali Group Inc. for the registration of shares of its common stock.




March  31,2001


     /s/
--------------------------------------

Ron  Lambrecht  C.P.A.,  LLC
Certified  Public  Accountant
Kalispell,  Montana


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